UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2020

COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 845-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	COWN	The Nasdaq Global Market
7.35% Senior Notes due 2027	COWNZ	The Nasdaq Global Market
7.75% Senior Notes due 2033	COWNL	The Nasdaq Global Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on June 22, 2020, stockholders of the Company approved the adoption of the 2020 Equity Incentive Plan (the “Plan”), as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 22, 2020 (the “Proxy Statement”). The terms of the Plan are described in the Proxy Statement under the caption “Item 4 — Approval of the 2020 Equity Incentive Plan,” which section is incorporated by reference herein. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting held on June 22, 2020, stockholders voted on the election of Directors to the Board, an advisory vote to approve the compensation of the named executive officers, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year and to approve the adoption of the 2020 Equity Incentive Plan. The holders of 23,555,297 shares of Class A common stock, or approximately 85.07% of the eligible voting shares, were represented at the meeting in person or by proxy.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal). The Company’s independent inspector of election reported the final vote of the stockholders as follows:

Name	Votes For	Authority Withheld

Brett H. Barth	20,626,093	407,679
Katherine E. Dietze	20,933,446	100,326
Gregg A. Gonsalves	20,933,304	100,468
Steven Kotler	20,919,983	113,789
Lawrence E. Leibowitz	20,713,106	320,666
Jack H. Nusbaum	20,932,206	101,566
Margaret L. Poster	20,931,523	102,249
Douglas A. Rediker	20,933,946	99,826
Jeffrey M. Solomon	20,804,567	229,205

Broker non-votes for each director totaled 2,521,525.

The stockholders’ cast an advisory vote to approve the compensation of the named executive officers. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Abstain
Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	11,711,715	9,317,719	4,338
Broker non-votes for this proposal totaled 2,521,525.

The stockholders’ vote ratified the appointment of the independent auditor. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Abstain
Ratification of KPMG LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2020	23,468,507	37,961	48,829

The stockholders’ approved the adoption of the 2020 Equity Incentive Plan. The Company’s independent inspector of election reported the final vote of the stockholders as follows:

	For	Against	Abstain
Approval of the 2020 Equity Incentive Plan	10,772,435	10,226,550	34,787

Broker non-votes for this proposal totaled 2,521,525.

Item 8.01.    Other Events.
On June 23, 2020, Cowen Inc. (the “Company”) announced that the Company’s Board of Directors has approved an increase in the Company’s existing share repurchase program (the “Share Repurchase Program”). With this increase, the total amount available for repurchase under the current plan is $25 million. The Company’s related press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are being filed with this Current Report on Form 8-K:

10,1	2020 Equity Incentive Plan (Incorporated by reference to Appendix A to the Definitive Proxy Statement of Cowen Inc. on Schedule 14A for the year ended December 31, 2019 as filed on May 22, 2020.
99.1	Press Release Issued by the Company on June 23, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 23, 2020

COWEN INC.

By:	/s/ Owen S. Littman
Name: Owen S. Littman
Title: General Counsel